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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 22, 2002
                  --------------------------------------------
                        (Date of earliest event reported)


                           Harbor Global Company Ltd.
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             (Exact name of registrant as specified in its charter)


          Bermuda                       000-30889                 52-2256071
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(State or other jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)


            One Faneuil Hall Marketplace, Boston, Massachusetts 02109
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          (Address of principal executive offices, including zip code)


                                 (617) 878-1600
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              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other events.

               On April 22, 2002, Pioneer Forest, Inc. ("Pioneer Forest"), a wholly owned subsidiary of Harbor Global Company Ltd. (the "Company"), entered into a definitive agreement for the sale of its Russian timber business located in the Khabarovsk Territory of the Russian Far East and conducted through Closed Joint-Stock Company "Forest-Starma" ("Forest-Starma"). Under the terms of the agreement, Pioneer Forest has agreed to sell its entire interest in Pioglobal Forest, L.L.C., the sole shareholder of Forest-Starma, to Successful Union Limited, a British Virgin Islands company, for an aggregate purchase price of $7.55 million, $5.55 million of which is payable in cash at the closing and $2 million of which is payable by a 12-month promissory note. A copy of the agreement is attached hereto as Exhibit 2.1. The press release issued by the Company in connection with such transaction, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 7(c). Exhibits.

See the Exhibit Index immediately following the signature page.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 2002


                                  HARBOR GLOBAL COMPANY LTD.


                                  By: /s/ Donald H. Hunter
                                     -------------------------------------
                                  Name:  Donald H. Hunter
                                  Title: Chief Operating Officer and Chief
                                         Financial Officer

EXHIBIT INDEX

2.1 Purchase Agreement dated as of April 22, 2002 by and between Successful Union Limited and Pioneer Forest, Inc.

99.1 Press release dated April 23, 2002.